UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2009
NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-53673	33-0841255

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 471-8536
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on January 8, 2009 by the Registrant to present the financial statements for the real property described below as well as the related pro forma financial statements for NetREIT (the “Company”).
On January 2, 2009, the Company acquired the Morena Office Center, an office building located in San Diego, California. The purchase price for the property was $6.6 million. The Company purchased the property with $3.4 million cash and a $3.2 million draw on an existing line of credit. This property consists of a building of approximately 26,784 rentable square feet on approximately 0.62 acres.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Real Property Acquired

The audited Statement of Revenues Over Certain Operating Expenses of Morena Office Center for the year ended December 31, 2008 are filed as Exhibit 99.1 to this amendment and are incorporated in their entirety into this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information

The pro forma financial information which describes the pro forma effect of the acquisition of Morena Office Center as of and for the year ended December 31, 2008 are furnished as Exhibit 99.2 and are incorporated in their entirety into this item 9.01(b) by reference.

Exhibit Index
99.1	Financial statement of Morena Office Center
99.2	Pro Forma combined financial information which describes the pro forma effect of the real property acquisition of Morena Office Center as of and for the year ended December 31, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT
Date: July 17, 2009	By:	/s/ Kenneth Elsberry
		Name:	Kenneth Elsberry
		Title:	Chief Financial Officer